EXHIBIT 32.1

Alpha Pro Tech, Ltd.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Alpha Pro Tech, Ltd. (the “Company”) on Form 10-Q for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Sheldon Hoffman, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934(15 U.S.C. 78m or 78o(d)); and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

DATE:	November 10, 2003	BY:	/s/Sheldon Hoffman
SHELDON HOFFMAN
CHIEF EXECUTIVE OFFICER